EX-28.g.2.k

DFA INVESTMENT DIMENSIONS GROUP INC.

CUSTODIAN AGREEMENT

ADDENDUM NUMBER ELEVEN

THIS ADDENDUM is made as of the 7th day of August, 2006, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”) and PFPC TRUST COMPANY, formerly known as “Provident National Bank” (“PFPC Trust”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, is in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that the Fund may, from time to time, issue shares in additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutually agreed to by the Fund and PFPC Trust; and

WHEREAS, PFPC Trust presently provides custodian services to the existing portfolios of the Fund, and has agreed to provide such services to one (1) new portfolio of the Fund, designated as DFA Inflation-Protected Securities Portfolio, each of which is listed on Schedule A attached hereto; and

WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those portfolios set forth on “Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated September 13, 2005” which is attached hereto, shall be “Covered Portfolios” under the Agreement.

2. The fee schedules of PFPC Trust applicable to the Covered Portfolios shall be as agreed to in writing, from time to time by the Fund and PFPC Trust.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be August 7, 2006.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Eleven to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell
Name:	Catherine L. Newell
Title:	Vice President and Secretary

PFPC TRUST COMPANY

By:	/s/ Edward A. Smith, III
Name:	Edward A. Smith, III
Title:	Vice President

SCHEDULE A

PORTFOLIOS OF DFA INVESTMENT DIMENSIONS GROUP INC.

AMENDED AND RESTATED AUGUST 7, 2006

LWAS/DFA International High Book to Market Portfolio

Continental Small Company Portfolio

DFA Five-Year Government Portfolio

DFA Inflation-Protected Securities Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA One-Year Fixed Income Portfolio

DFA Real Estate Securities Portfolio

DFA Short-Term Municipal Bond Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Portfolio

Emerging Markets Small Cap Portfolio

Emerging Markets Value Portfolio

Enhanced U.S. Large Company Portfolio

International Small Company Portfolio

Japanese Small Company Portfolio

Asia Pacific Small Company Portfolio

Tax Managed U.S. Small Cap Value Portfolio

Tax-Managed U.S. Equity Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Small Cap Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

U.S. Vector Equity Portfolio

U.S. Large Cap Value Portfolio

U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Small Cap Portfolio

U.S. Small Cap Value Portfolio

U.S. Small XM Value Portfolio

United Kingdom Small Company Portfolio

VA Large Value Portfolio

VA Short-Term Fixed Portfolio

VA Small Value Portfolio

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